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                                                                      EXHIBIT 11

                            ReliaStar Financial Corp.
                        Computation of Per Share Earnings
                     (in millions, except per share amounts)

                                              Three Months       Nine Months
                                           Ended September 30 Ended September 30
                                           ------------------ ------------------
                                             1998      1997     1998      1997
                                             -----     -----   ------    ------

NUMERATOR - BASIC AND DILUTED

Income from Continuing Operations            $68.6     $60.8   $206.0    $162.6

Income (Loss) from Discontinued Operations       -        .7     (3.4)      2.1
                                             -----     -----   ------    ------
Net Income                                   $68.6     $61.5   $202.6    $164.7
                                             =====     =====   ======    ======



DENOMINATOR

Weighted Average Common Shares Outstanding
  During the Period (Basic)                   91.5      91.3     91.2      84.0
Dilutive Effect of Stock Options               1.5       1.6      1.6       1.3
Other                                           .1        .1       .1        .1
                                             -----     -----   ------    ------
   Weighted Average Common Shares
     During the Period (Diluted)              93.1      93.0     92.9      85.4
                                             =====     =====   ======    ======


PER COMMON SHARE
Basic
Income from Continuing Operations            $ .75     $ .66   $ 2.26    $ 1.94
Income (Loss) from Discontinued Operations       -       .01     (.04)      .02
                                             -----     -----   ------    ------
Net Income                                   $ .75     $ .67   $ 2.22    $ 1.96
                                             =====     =====   ======    ======



Diluted
Income from Continuing Operations            $ .74     $ .65   $ 2.22    $ 1.91
Income (Loss) from Discontinued Operations       -       .01     (.04)      .02
                                             -----     -----   ------    ------
Net Income                                   $ .74     $ .66   $ 2.18    $ 1.93
                                             =====     =====   ======    ======